UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2022

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCRN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2022, Daniel J. White became employed by Cross Country Healthcare, Inc. (“Cross Country” or the “Company”) as its Chief Commercial Officer.

Prior to joining the Company, Mr. White, age 60, served as President, Workforce Solutions at AMN Healthcare Services, Inc. from May 2014 to September 2021. From October 2021 through March 2022, he served as CEO of Healthcareteams, Inc.

Mr. White has executed an offer letter with the Company, which provides for an annual base salary of $450,000, which is subject to annual review by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). Mr. White will be eligible to participate in the Company’s annual bonus plan with a target bonus of 100% of his base salary, based on achieving performance goals to be established by the Compensation Committee. In addition, Mr. White will be eligible to participate in the Company’s long term incentive plan and receive annual awards valued at 85% of Base Salary (at target). Such awards will be upon terms and conditions determined by the Compensation Committee. Mr. White is also eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.

Pursuant to the terms of his offer letter, Mr. White is entitled to participate in the Company’s amended and restated executive severance agreement. He will be entitled to receive a one-year payout and other benefits upon a change of control (pursuant to the terms and conditions in the executive severance agreement at that time). The foregoing description of the offer letter does not purport to be complete and is qualified in its entirety by reference to the offer letter that the Company expects to file with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

Item 7.01	Regulation FD Disclosure

On April 7, 2022, the Company issued a press release announcing Mr. White’s appointment as Chief Commercial Officer. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in Item 7.01 of this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release dated April 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated: April 7, 2022	By:	/s/ William J. Burns
William J. Burns
Executive Vice President & Chief Financial Officer